Exhibit 10.4


                            PARTICIPATION AGREEMENT

         This Amended and Restated Participation Agreement, dated as of July 7, 2004, amends and restates the Participation Agreement made and entered into as of May 19, 2005 by and between Peninsula Investment Partners, L.P., a Delaware limited partnership ("Peninsula"), and America West Holdings Corporation, a Delaware corporation ("West").

         WHEREAS, US Airways Group, Inc., a Delaware corporation ("East"), and certain of its subsidiaries are currently debtors and debtors-in-possession in cases pending under Chapter 11, Title 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code") in the U.S. Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court"), Case Nos. 04-13819, 04-13820, 04-13821, 04-13821, 04-13822 and 04-13823;

         WHEREAS, East, West and Barbell Acquisition Corp., a Delaware corporation and wholly owned subsidiary of East ("Merger Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), which has been amended by a certain letter agreement among East, West, Peninsula and the other signatories thereto, dated as of the date hereof (the "Letter Agreement"), that provides for, among other things, the merger of Merger Sub with and into West (the "Merger");

         WHEREAS, Peninsula and East executed a term sheet dated May 9, 2005 (the "Term Sheet") pursuant to which, as part of the transactions to be consummated pursuant to a Plan of Reorganization of East and its subsidiaries under Chapter 11 of the Bankruptcy Code to be filed with the Bankruptcy Court (the "Plan"), Peninsula agreed in principle to provide $50,000,000 of equity financing to East upon the effective date of the Plan and concurrent with the consummation of the Merger (the "Peninsula Financing");

         WHEREAS, Peninsula, East and West entered into an investment agreement dated May 19, 2005, which has been amended by the Letter Agreement (the "Investment Agreement"), providing for the terms of the Peninsula Financing;

         WHEREAS, Peninsula desires to provide the Peninsula Financing due to West's operating and management expertise in the airline industry, and this Agreement is an inducement to and condition of Peninsula's entering into the Term Sheet and the Investment Agreement; and

         WHEREAS, West desires that Peninsula provide the Peninsula Financing due to Peninsula's expertise in the airline industry.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereto hereby agree as follows:

         1. Exclusivity. Unless and until the Merger Agreement has been terminated by East pursuant to Section 6.3(b) of the Merger Agreement or by West pursuant to Section 6.4(b) of the Merger Agreement, and provided that West is not in breach of its material obligations under this Agreement, Peninsula shall not, and Peninsula shall not permit any of its Affiliates (as hereinafter defined) to, make, directly or indirectly, any investment (debt or equity) in East or Newco (as hereinafter defined) as part of, or provide, directly or indirectly, any financing (debt or equity) to any third party for purposes of funding, any Transaction (as hereinafter defined) with respect to which neither West nor any of its Affiliates is a party or otherwise involved.

         2. Equity Participation. West shall not, and West shall not permit any of its Affiliates to, enter into, agree or commit to, or participate or be involved in any Alternative Transaction unless West complies with the terms of this Agreement. Unless the Investment Agreement is terminated pursuant to
Section 8.01(c) thereof, in the event that West or one of its Affiliates is a party to or otherwise involved in, an Alternative Transaction entered into by East, West will cause the Merger Agreement (or other applicable agreement) or the Plan to provide that, in the event of such an Alternative Transaction, East shall issue at the Effective Time (or at the closing of such Alternative Transaction, as the case may be) shares of Newco Common Stock (valuing the shares of Newco at $15.00 per share for such purpose) representing 3.7% of the Additional Pre-Investment Value (the "Equity Participation") to Peninsula, less any shares of Newco Common Stock previously issued pursuant to the Equity Participation to Peninsula. Except with the prior written consent of Peninsula, West shall not agree to any amendment to the Merger Agreement or any agreement relating to an Alternative Transaction that would prevent or impair the issuance to Peninsula of the Equity Participation.

         3. Certain Definitions. For proposes of this Agreement, the following terms shall have the meanings set forth below.

"Additional Pre-Investment Value" means the amount equal to: (A) $15.00, multiplied by (B) (x) the number of shares of Newco Common Stock that would have been issued in the Alternative Transaction had the investment been made at $15.00 per share minus (y) the number of shares of Newco Common Stock issued in the Alternative Transaction.

 "Affiliate" means, with respect to any specified person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person, where "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise.

Alternative Transaction" means a sale of Newco Common Stock in connection with a Transaction at a per share price greater than $15.00, provided that (i) the transaction contemplated by the Investment Agreement has not been (and is not simultaneously being) consummated and (ii) neither Peninsula nor any of its Affiliates enter into any other commitment to purchase Newco Common Stock in connection with such Transaction.

"Newco" means East subsequent to the effective date of the Plan and closing of the Merger or Alternative Transaction, as the case may be.

"Newco Common Stock" means the common stock of Newco.

"Transaction" means a reorganization, sale, merger (including the Merger), consolidation, joint venture, recapitalization, stand-alone plan, sale of assets or equity interests, or other combination or disposition or similar transaction involving East as part of the Plan.

         4. Remedies. Each party agrees that money damages would not be a sufficient remedy for any breach of this Agreement by the other party and that in addition to all other remedies, each party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and each party further agrees to waive any requirement for the securing or posting of any bond in connection with any such remedy. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that a party has breached this Agreement, it shall be liable for and pay to the other party on demand the legal fees and expenses incurred by such party in connection with such litigation, including any appeal therefrom.

         5. Waiver and Amendment. Each party understands and agrees that no failure or delay by the other party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. This Agreement may only be amended, waived or modified by an agreement in writing signed on behalf of each of the parties.

         6. Successors and Assigns. This Agreement shall inure to the benefit of and be enforceable by each of the parties and their respective successors and permitted assigns.

         7. Severability. In case provisions of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         8. Governing Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of laws principles.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.

                          [signature page to follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Participation Agreement as of the date first set forth above.


                                       PENINSULA INVESTMENT PARTNERS, L.P.

                                       By:  PENINSULA CAPITAL APPRECIATION LLC
                                            its general partner


                                       By: /s/ Ted Weschler
                                           -----------------------------------
                                           Name:  Ted Weschler
                                           Title: Managing Member


                                       AMERICA WEST HOLDINGS CORPORATION


                                       By: /s/ Derek J. Kerr
                                           -----------------------------------
                                           Name:  Derek J. Kerr
                                           Title: CFO